UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 2, 2026

VolitionRx Limited
(Exact name of registrant as specified in its charter)

Delaware	001-36833	91-1949078
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

1489 West Warm Springs Road, Suite 110

Henderson, Nevada 89014

(Address of principal executive offices and zip code)

+1 (512) 774-8930

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.001 per share	VNRX	NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported, VolitionRx Limited (the “Company”) and Lind Global Asset Management XII LLC (“Lind”) entered into a Securities Purchase Agreement, dated May 15, 2025, as amended and restated on January 7, 2026 (the “Purchase Agreement”), pursuant to which the Company issued and sold to Lind (i) that certain senior secured convertible promissory note in the original principal amount of $7,500,000 on May 15, 2025 (the “2025 Note”) that is convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) that certain common stock purchase warrant (the “2025 Warrant”) that is exercisable up to 651,042 shares of Common Stock, (iii) that certain senior secured convertible promissory note in the original principal amount of $2,400,000 on January 7, 2026 (together with the 2025 Note, the “Notes”), and (iv) that certain common stock purchase warrant that is exercisable up to 350,018 shares of Common Stock (together with the 2025 Warrant, the “Warrants”). Except as otherwise set forth herein, all capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Purchase Agreement.

Pursuant to the terms of the Purchase Agreement, the Company may sell up to $10 million under its ATM Agreement during any calendar year as Permitted ATM Sales. On September 2, 2026, the Company and Lind entered into a waiver and consent (the “Waiver”) pursuant to which Lind consented to any and all sales under the ATM Agreement, including amounts in excess of $10 million during any calendar year, as constituting Permitted ATM Sales and not Prohibited Transactions. With respect to such past or future sales under the ATM Agreement, Lind also waived the remedies available under (i) the Prohibited Transactions covenant (Section 5.9) and the Event of Default remedies provision (Section 7.3) of the Purchase Agreement, and (ii) the corresponding Prohibited Transactions covenant (Section 4.1(f)) and remedies provision (Section 2.2) of each Note, as well as any other remedies available under the Transaction Documents, including, without limitation, any right to declare amounts due and payable, demand immediate payment in full, accelerate or increase obligations or foreclose upon collateral, in each case only to the extent triggered by sales under the ATM Agreement.

The Waiver also waives (i) any existing or future Events of Default under the Event of Default provision for covenant breaches (Section 7.1(c)) of the Purchase Agreement and the corresponding covenant breach default provision (Section 2.1(e)) of each Note arising from past or future sales under the ATM Agreement, as well as any corresponding rights or remedies available under the Transaction Documents, including, without limitation, any right to declare amounts due and payable, demand immediate payment in full, accelerate or increase obligations or foreclose upon collateral, and any breach of the notice provision (Section 5.4) of the Purchase Agreement to the extent of the Company’s failure to provide timely notice of above-cap ATM sales prior to the date of the Waiver, and (ii) any adjustment to the Conversion Price (as defined in the Notes) and the Exercise Price (as defined in the Warrants) arising out of or in connection with any and all sales under the ATM Agreement occurring after August 28, 2026.  In connection with the Waiver, the Conversion Price of the Notes and the Exercise Price of the Warrants were adjusted in accordance with their respective terms for sales under the ATM Agreement through August 28, 2026.

The foregoing description of the Waiver does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibit No.	Description
10.1	Waiver and Consent, dated September 2, 2026, by and between the Company and Lind Global Asset Management XII LLC
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLITIONRX LIMITED

Date: September 2, 2026	By:	/s/ Cameron Reynolds
Cameron Reynolds
Chief Executive Officer & President

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